Exhibit 99.1

For Immediate Release

OncoMed Announces Second Quarter 2017 Financial Results

Wholly-owned Immuno-oncology Candidate GITRL-Fc to enter clinic in 2H 2017

Q2 Cash Balance of $129.8M – Cash Through Q3 2019

Management to Host Conference Call/Webcast this afternoon at 4:30 p.m. ET / 1:30 p.m. PT

REDWOOD CITY, Calif.  – August 2nd, 2017 – OncoMed Pharmaceuticals, Inc. (NASDAQ: OMED), a clinical-stage biopharmaceutical company focused on discovering and developing novel anti-cancer therapeutics, today announced second quarter financial results.  As of June 30, 2017, cash and short-term investments totaled $129.8 million.

“OncoMed continues to focus on discovering and developing novel therapeutics to improve outcomes for cancer patients. The company is advancing our navicixizumab and rosmantuzumab phase 1b clinical trials and our immuno-oncology pipeline, with anti-TIGIT, GITRL-Fc and ongoing immuno-oncology discovery and R&D efforts,” said Paul J. Hastings, OncoMed’s Chairman and CEO. “In addition, OncoMed is well positioned, with more than two years cash on the balance sheet and $98 million in potential opt-in payments by 2019.”

Pipeline Highlights

Navicixizumab (anti-DLL4/VEGF bispecific; OMP-305B83)

•

Enrollment continues in two Phase 1b multi-center, open-label, dose escalation and expansion studies of OncoMed’s anti-DLL4/VEGF bispecific antibody in combination with standard of care chemotherapies: one in patients with 2nd line metastatic colorectal cancer and a second in patients with platinum-resistant ovarian cancer who have failed more than 2 prior therapies or prior bevacizumab.

•	Celgene Partnered – potential $25 million end of Phase 1 opt-in, $505 million in remaining milestones

Rosmantuzumab (anti-RSPO3; OMP-131R10)

•

Enrollment continues in a Phase 1a/b multi-center, open-label, dose escalation and expansion study of OncoMed’s anti-RSPO3 antibody in patients with advanced solid tumors (Phase 1a) and in patients with previously treated metastatic colorectal or gastric cancer (Phase 1b; in combination with FOLFIRI). As previously announced, the trial is now enrolling only patients that harbor an RSPO3 gene fusion.

•	Interim Phase 1a results demonstrated the drug was safe and well tolerated.
•	Celgene Partnered – potential $38 million end of Phase 1 opt-in, $440 million in remaining milestones

Anti-TIGIT (OMP-313M32)

•	Enrollment continues in a single-agent Phase 1a multi-center, open-label, dose escalation study of OncoMed’s anti-TIGIT antibody in patients with advanced or metastatic solid tumors.
•

Presented data in the 2nd Quarter from multiple preclinical studies detailing the mechanism of action and anti-tumor activity of anti-TIGIT alone and in combination with checkpoint inhibitors at the AACR Annual Meeting 2017.

•	Celgene Partnered - potential $35 million end of Phase 1 opt-in, $440 million in remaining milestones

GITRL-Fc (OMP-336B11)

•	OncoMed expects to enroll the first-patient in a Phase 1a single agent study of OncoMed’s GITRL-Fc in 2H17
•	Wholly-owned

Vantictumab (anti-Fzd, OMP-18R5) and Ipafricept (Fzd8-Fc, OMP-54F28)

•	OncoMed continues to evaluate potential partnering opportunities for Wnt/IO combinations, utilizing different dosing regimens than those used in the Phase 1b studies.

Second Quarter 2017 Financial Results

Cash and short-term investments totaled $129.8 million as of June 30, 2017, compared to $184.6 million as of December 31, 2016.

Revenues were $6.2 million for the second quarter of 2017, a decrease of $0.5 million, compared to $6.7 million for the same period in 2016.  The decrease in revenue was primarily due to slightly lower revenue recognized from reimbursement of research and development costs for services performed in the second quarter of 2017.

Research and development (R&D) expenses were $15.1 million for the second quarter 2017, a decrease of $14.6 million, compared to $29.7 million for the same period in 2016.  The decrease was primarily due to lower external research and development costs attributable to the decrease in Phase 2 clinical trial costs of demcizumab and tarextumab programs and decrease in internal program costs due to reduced headcount as a result of the restructuring actions in April 2017.

General and administrative (G&A) expenses were $4.1 million for the second quarter of 2017, a decrease of $0.7 million, compared to $4.8 million for the same period in 2016. The decrease was mainly due to a decrease in employee-related costs including stock-based compensation expenses as a result of the restructuring actions in April 2017.

Restructuring charges were $2.4 million for the second quarter of 2017 as a result of the restructuring plan that was implemented in April 2017. The restructuring charges were primarily related to severance and other one-time benefits.

Net loss for the second quarter of 2017 was $15.2 million ($0.40 per share), compared to $27.7 million ($0.91 per share) for the same period of 2016. The change in net loss from the prior year quarter was due to lower R&D and G&A expenses and restructuring charges.

2017 Financial Guidance

OncoMed anticipates 2017 full-year cash expenses will be approximately $90 million. Based on the current plan, OncoMed anticipates that its current cash balance is sufficient to fund pipeline development and company operations through the third quarter of 2019, before considering potential opt-in milestones under our Celgene collaboration.

Following potential opt-in, on a per program basis, OncoMed would be eligible to co-develop and co-commercialize rosmantuzumab and/or navicixizumab with Celgene, while Celgene would assume all downstream costs and development activities for anti-TIGIT. In addition to the $98 million in potential opt-in payments related to these three programs, the company could be eligible to receive approximately $1.5 billion in downstream milestones, plus potential royalties and/or profit-sharing.

Conference Call Today
OncoMed management will host a conference call today beginning at 4:30 p.m. ET / 1:30 p.m. PT to review second quarter 2017 financial results and corporate updates.

Analysts and investors can participate in the conference call by dialing 1-(855) 420-0692 (domestic) and 1-(484) 756-4194 (international) using the conference ID# 61373816. The webcast of the conference call can be accessed live on the Investor Relations section of the OncoMed website, http://www.oncomed.com.

An audio replay of the conference call can be accessed by dialing 1-(855) 859-2056 (domestic) or 1-(404) 537-3406 (international) utilizing the conference ID number listed above. The web broadcast of the conference call will be available for replay through November 30th, 2017 via the OncoMed website.

About OncoMed Pharmaceuticals

OncoMed Pharmaceuticals is a clinical-stage biopharmaceutical company focused on discovering and developing novel anti-cancer therapeutics. OncoMed has internally discovered a broad pipeline of investigational drugs intended to address the fundamental biology driving cancer's growth, resistance, recurrence and metastasis.  Navicixizumab (anti-DLL4/VEGF bispecific, OMP-305B83), rosmantuzumab (anti-RSPO3, OMP-131R10) and anti-TIGIT (OMP-313M32) are part of the company's strategic alliances with Celgene Corporation.  OncoMed is independently developing GITRL-Fc (OMP-336B11), as well as continuing to pursue new drug discovery research.  OncoMed is also evaluating potential partnering opportunities for vantictumab (anti-Fzd, OMP-18R5) and ipafricept (Fzd8-Fc, OMP-54F28).  For further information about OncoMed Pharmaceuticals, please see www.oncomed.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding OncoMed Pharmaceuticals, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, OncoMed's intentions and expectations regarding the period of time during which cash will be available to fund OncoMed's pipeline development and operations; OncoMed’s operating cash burn for 2017; the potential partnering opportunities for OncoMed's vantictumab and ipafricept programs; OncoMed's ability to advance its research and development pipeline, including advancing programs within its Celgene collaboration to potential opt-in payments by 2019; OncoMed's ability to obtain opt-in payments or other milestones, royalties, and/or profit sharing for programs partnered with Celgene; the ability of OncoMed’s therapeutic candidates to improve outcomes for cancer patients; and the timing of initiation of enrollment in OncoMed’s GITRL-Fc trial.  Such forward-looking statements involve substantial risks and uncertainties that could cause OncoMed's clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the preclinical and clinical development process; OncoMed's dependence on its collaboration partner Celgene for the funding of its partnered programs; OncoMed's ability to raise additional capital to support the development of its unpartnered programs; OncoMed's reliance on third parties to conduct certain preclinical studies and all of its clinical trials; OncoMed's reliance on single source third-party contract manufacturing organizations to manufacture and supply its product candidates; and OncoMed's dependence on its key executives. OncoMed undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to OncoMed's business in general, see OncoMed's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC)

on March 9, 2017. OncoMed’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2017, and OncoMed's other current and periodic reports filed with the SEC.

Investor Relations Contact:

Peter Rahmer

Trout Group

prahmer@troutgroup.com

(646) 378-2973

Mike Zanoni

Trout Group

mzanoni@troutgroup.com

(646) 378-2924

ONCOMED PHARMACEUTICALS, INC.
Condensed Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2017	2016	2017	2016

Total revenue:	$6,195	$6,665	$12,408	$13,015

Operating expenses:
Research and development	15,090	29,708	39,077	58,106
General and administrative	4,097	4,773	9,081	9,971
Restructuring charges	2,443	—	2,443	—
Total operating expenses	21,630	34,481	50,601	68,077
Loss from operations	(15,435)	(27,816)	(38,193)	(55,062)
Interest and other income, net	214	129	368	166
Loss before provision for income taxes	(15,221)	(27,687)	(37,825)	(54,896)
Provision for income taxes	4	4	8	6
Net loss	$(15,225)	$(27,691)	$(37,833)	$(54,902)

Net loss per common share, basic and diluted	$(0.40)	$(0.91)	$(1.01)	$(1.81)
Shares used to compute net loss per common share, basic and diluted	37,623,751	30,300,754	37,448,342	30,261,194

ONCOMED PHARMACEUTICALS, INC.
Condensed Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2017	December 31, 2016

Cash, cash equivalents and short-term investments	$129,768	$184,573
Prepaid and other assets	9,577	10,909
Total assets	$139,345	$195,482

Deferred revenue	$169,400	$179,883
Other liabilities	23,732	38,627
Stockholders' equity (deficit)	(53,787)	(23,028)
Total liabilities and stockholders' equity (deficit)	$139,345	$195,482